Exhibit 99.1

CryoMass Technologies Releases Progress Report

DENVER, Dec. 6, 2021 /PRNewswire/ -- CryoMass Technologies Inc. (the “Company”) reports as follows: We’ve been busy, and we’re getting busier.

What We’ve Done So Far

On April 15th  of this year, we contracted with an independent engineering and manufacturing firm to refine the design of our cryo-mechanical system for the handling of harvested hemp, cannabis and other high-value plants.  The system exploits CryoMass’s U.S.-patented process for the controlled application of liquid nitrogen to stabilize and separate the structural elements of gross plant material.

The device currently under development is scaled for highway transportability and is being optimized for the low-cost collection of fully intact hemp and cannabis trichomes.  It can be used within minutes after plants have been cut and can also efficiently capture trichomes from fresh frozen or even dried plant parts, including trim.  The device’s through-put capacity is expected to be approximately 600 kilograms of gross plant material per hour.

The advanced design for the equipment has been completed, and testing of a prototype machine is currently underway.  The engineering and manufacturing firm has indicated that it has the capacity to build 10 to 15 such devices per month.

On September 30th we were granted an additional patent for our process from the Chinese Intellectual Property Office.  We currently are taking steps to gain further protection for our intellectual property through the European Union Intellectual Property Office and several other international jurisdictions.

On November 11th we retained a second engineering and manufacturing firm to independently develop a separate machine design that applies our patented process.  We expect their work to help strengthen the power and robustness of CryoMass technology.  In addition, it opens a channel to a second manufacturing source.

On November 17th we announced the completion of a $10.3 million equity financing.  The financing and the earlier conversion of substantially all the company’s debt into common stock left the Company with a strong balance sheet and adequate resources for our planned business development during the coming twelve months.

In connection with the financing, 1,010,000 shares and 760,000 shares of CryoMass Technologies common stock were purchased by CEO Christian Noël and Chairman of the Board Delon Human, respectively.

One thing we have not been doing is accepting presale orders.  We don’t take deposits for machines we are not yet ready to deliver.  But we do receive multiple inquiries from potential customers weekly.  We already know who many of our customers are likely to be, and many of them already know who we are.

What We Will Be Doing

Beta testing.  The first functional “beta” machine is expected to be ready for field testing by a third-party cannabis producer in January 2022.

First machine delivery and first sale of services.  The first production-run machine is expected to be ready for use towards the end of the first quarter 2022.  At that moment, we expect to start helping our first tolling client (fee for service) increase its margins by cutting the cost of handling, processing and refining its hemp or cannabis and increasing the resulting material’s value to formulators of end products.

Pricing decisions.  The company currently is evaluating alternative price points and marketing strategies for its forthcoming products and services.

Why We Are So Busy

We expect the CryoMass equipment currently under development to deliver a compelling combination of cost and time savings while enhancing product quality and quantity for largescale cultivators and processors of hemp and cannabis.

First-stage cost savings.  The use of a CryoMass system – which can be trucked to and operated on the fields of most large hemp and cannabis growers or be permanently installed at a user’s processing facility – should eliminate many of the costs that come with traditional practices, especially the labor, fuel and capital costs of drying and curing hemp or cannabis that is grown for the extraction of end products.

With traditional practices, harvested plants are transported to a specially constructed drying house and then treated for a week or longer under controlled conditions of temperature and humidity.  It’s a costly method.  With our system, harvested plants are simply fed into the front end of a CryoMass machine, and minutes later fully intact trichomes are collected at the back end of the machine.

Enhancement of product quality and quantity.  With traditional practices and their seven-to-ten days of handling and drying, a large share of a plant’s valuable trichomes break off and are lost.  Then the remaining trichomes are damaged by long exposure to oxygen and by the evaporation of their volatile terpenes.  The CryoMass system, on the other hand, stabilizes and collects fully intact trichomes at harvest, leaving no opportunity for such wasteful loss.

Field-captured trichomes are the cleanest element of a hemp or cannabis plant because, unlike the rest of the plant, trichomes do not readily take up heavy metals, pesticides or other common soil contaminants.  As a product for end-users, field-captured trichomes are closest to being contaminant free.  As feedstock for manufacturers of extracts and oils, they are the key to the purest products possible.

Downstream cost savings.  Because the trichomes collected with CryoMass technology represent only 10% or so of a plant’s weight and volume, they are cheaper to ship and store than gross plant material.  For the same reason and because trichomes are free of the waxes and other unwanted materials found in the rest of the plant, processing trichomes into oils and extracts can be far quicker, cheaper and easier than processing gross plant material.  Even trichomes captured from dried or frozen plant parts deliver this cost-saving advantage to processors of oils and extracts.

The three-dimensional advantage achievable with the CryoMass system – first-stage cost savings, product enhancement and downstream cost savings – can as much as double a crop’s wholesale value.  And in some jurisdictions, users may enjoy a reduction in excise taxes levied on cannabis and hemp harvests, which typically are tied to the gross weight of hemp or cannabis that is removed from the field.

Industry size.  Production and processing of hemp and cannabis is a huge, worldwide industry.  In the U.S., for example, the wholesale value of the cannabis crop from just the 11 states permitting adult-use and medical cannabis exceeds $6 billion annually.1  Growth in the U.S. and in the worldwide market is likely fed in part by the growing acceptance of medicinal cannabis products and anticipated legislative changes in various jurisdictions worldwide.

Opportunity.  Our Company has superior, patented technology.  What keeps us so busy is the opportunity we see for the Company and its stockholders to profit from that technology by cutting the costs and boosting the product value of an expanding, worldwide, multi-billion dollar industry.

And that may only be Chapter One of the Company’s story.  Several other high-value plants, including species that are important for health and wellness products, wrap their valuable elements in trichomes.  The technology we are developing for hemp and cannabis may have profitable application to those other species as well.  We intend to find out.

The common stock of CryoMass Technologies Inc. trades on the OTC QB market under the symbol CRYM.  For further information, please contact the Company by email at investors@cryomass.com or by telephone at +1 833 256 2382.  The Company will welcome your inquiry.

This press release is not an offer of securities, or a solicitation for purchase, subscription or sale of securities in the United States of America or in any other jurisdiction in which it would be unlawful to do so.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve known and unknown risks, uncertainties and other factors, including risk factors identified in the Company’s SEC filings, and which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, changes in the regulatory environment affecting the sale and use of cannabis or hemp products and of other, potential lines of businesses that the Company will consider entering at a given time, demand for the Company’s products, internal funding and the financial condition of the Company, product roll-out, competition, our dependence upon our commercial partners, variations in the global commodities markets and other commercial matters involving the Company, its products and the markets in which the Company operates or seeks to enter, as well as general economic conditions. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana, as defined in the U.S. Controlled Substances Act, remains a Schedule I drug under the respective act, making it illegal under federal law in the U.S. to, among other things, cultivate, distribute or possess cannabis. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the U.S. may form the basis for prosecution under applicable U.S. federal money laundering legislation. Please carefully review the Company’s SEC filings with respect to related risk factors.

1 https://www.cannabisequipmentnews.com/cultivation/news/21809018/report-cannabis-is-uss-5th-most-valuable-crop

CONTACT: Investors@cryomass.com

SOURCE CryoMass Technologies Inc

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